Exhibit 1.1
OPEN MARKET SALE AGREEMENTSM
November 4, 2022
[BANK]
[ADDRESS]
[ADDRESS]
Ladies and Gentlemen:
Postal Realty Trust, Inc., a Maryland corporation (the “Company”), and Postal Realty LP, a Delaware limited partnership (the “Operating Partnership” and, together with the Company, the “Transaction Entities”), propose, subject to the terms and conditions stated herein, to issue and sell from time to time through [BANK][,] as[ (i)] purchaser under any Forward Contract (as defined below) (the “Forward Purchaser”) [and BANK], as [(i)][(ii)] agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (as defined below) hereunder (the “Forward Seller”) and [(ii)(iii)] sales agent and/or principal (the “Agent”), shares of the Company’s Class A common stock, par value $0.01 per share (the “Common Shares”), having an aggregate offering price of up to $50,000,000 on the terms set forth in this agreement and the Master Forward Confirmation (defined below) (together, this “Agreement”). The Forward Seller shall be acting as sales agent for the Forward Purchaser and agrees with the Company and the Forward Purchaser to use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Forward Hedge Shares upon the terms and subject to the conditions set forth in this Agreement.1

The Company and the Operating Partnership have also entered into Open Market Sale Agreements (each, an “Alternative Agreement” and collectively, the “Alternative Agreements”), dated as of the date hereof, with each of [Jefferies LLC, Stifel, Nicolaus & Company, Incorporated, BMO Capital Markets Corp., Janney Montgomery Scott LLC and Truist Securities, Inc.]2 (and, as applicable, their respective Affiliates) (each, in its capacity as forward purchaser, forward seller, or sales agent/principal thereunder, an “Alternative Agent” and collectively, the “Alternative Agents”) on the terms set forth in the applicable Alternative Agreements. The aggregate offering price of the Shares (defined below) that may be sold pursuant to this Agreement and the Alternative Agreements shall not exceed the Maximum Program Amount (defined below). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth herein regarding the aggregate offering price of the Shares issued and sold under this Agreement and the Alternative Agreements shall be the sole responsibility of the Company, and the Agent or the Forward Seller, as applicable, shall have no obligation in connection with such compliance.

SECTION 1.DEFINITIONS
(a)Certain Definitions. For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:
“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period (as defined below) for any Forward (as defined below) or any portion thereof, as the context may
1 NTD: Changes to introductory paragraph applicable only to BMO and Truist.
2 NTD: To remove subject bank from litany of “Alternative Agents.”

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require, the number of Forward Hedge Shares that the Forward Seller has sold during such Forward Hedge Selling Period or any portion thereof, respectively.
“Affiliate” of a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first- mentioned Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Agency Period” means the period commencing on the date of this Agreement and expiring on the earliest to occur of (x) the date on which the Agent, Forward Seller or the Alternative Agents shall have placed the Maximum Program Amount pursuant to this Agreement and (y) the date this Agreement is terminated pursuant to Section 7.
“Capped Number” with respect to any Forward Contract has the meaning set forth in such Forward Contract.

“Commission” means the U.S. Securities and Exchange Commission.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.
“Floor Price” means the minimum price set by the Company in the Issuance Notice below which the Agent or Forward Seller shall not sell Shares (defined below) during the applicable period set forth in the Issuance Notice, which may be adjusted by the Company at any time during the period set forth in the Issuance Notice by delivering written notice of such change to the Agent and Forward Seller and which in no event shall be less than $1.00 without the prior written consent of the Agent and Forward Seller, which may be withheld in the Agent’s or Forward Seller’s sole discretion.
“Forward” means the transaction resulting from each Issuance Notice specifying that it relates to a “Forward” and requiring the Forward Purchaser to use its commercially reasonable efforts consistent with its normal trading and sales practices to borrow and sell, as specified in such Issuance Notice and subject to the terms and conditions of this Agreement and the applicable Forward Contract, the Forward Hedge Shares.

“Forward Contract” means, for each Forward, the contract evidencing such Forward between the Company and the Forward Purchaser, which shall be comprised of the Master Forward Confirmation and the related “Supplemental Confirmation” (as defined in the Master Forward Confirmation) for such Forward.

“Forward Hedge Amount” means, for any Forward, the amount specified as such in the Issuance Notice for such Forward (as amended by the corresponding Acceptance, if applicable), which amount shall be the target aggregate Sales Price of the Forward Hedge Shares to be sold by the Forward Seller in respect of such Forward, subject to the terms and conditions of this Agreement.

“Forward Hedge Price” means, for any Forward Contract, the product of (x) an amount equal to one (1) minus the Forward Hedge Selling Commission Rate for such Forward Contract and (y) the Volume-Weighted Hedge Price.

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“Forward Hedge Selling Commission” means, for any Forward Contract, the product of (x) the Forward Hedge Selling Commission Rate for such Forward Contract and (y) the Volume-Weighted Hedge Price.

“Forward Hedge Selling Commission Rate” means, for any Forward Contract, the rate mutually agreed to between the Company and the Forward Seller in connection with the sale of the Forward Hedge Shares and recorded in the applicable Issuance Notice (as amended by the corresponding Acceptance, if applicable), not to exceed 2.0% of the Sales Price of Forward Hedge Shares sold pursuant to the terms of this Agreement.

“Forward Hedge Selling Period” means, subject to Section 3 hereof, the period of such number of consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Issuance Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to a “Forward”), beginning on the date specified in the applicable Issuance Notice (as amended by the corresponding Acceptance, if applicable) or, if such date is not a Trading Day, the next Trading Day following such date and ending on the last such Trading Day or such earlier date on which the Forward Seller shall have completed the sale of Forward Hedge Shares in connection with the applicable Forward; provided that if, prior to the scheduled end of any Forward Hedge Selling Period any event occurs that would permit the Forward Purchaser to designate any “Scheduled Trading Day” as (x) an “Early Valuation Date” (as each such term is defined in the Master Forward Confirmation) under, and pursuant to the provisions opposite the caption “Early Valuation” in Section 2 of the Master Forward Confirmation, (y) an “ISDA Event” (as such term in defined in the Master Forward Confirmation) or (z) a “Bankruptcy Termination Event” (as such term is defined in the Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall, upon the Forward Seller becoming aware of such occurrence, immediately terminate as of the first such occurrence. Any Forward Hedge Selling Period then in effect shall immediately terminate upon the termination of this Agreement pursuant to Section 7 hereof and as set forth in Section 3 hereof.

“Forward Hedge Settlement Date” means, for any Forward Contract, unless specified in the applicable Issuance Notice (as amended by the corresponding Acceptance, if applicable), the second (2nd) Trading Day (as defined below) (or such earlier day as is industry practice for regular-way trading) following a date on which sales of any Forward Hedge Shares are made.

“Forward Hedge Shares” means all Common Shares borrowed by the Forward Purchaser or its Affiliate and offered and sold by the Forward Seller or its Affiliate in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement. Where the context requires, the term “Forward Hedge Shares” as used herein shall include the definition of the same under the Alternative Agreements.

“Forward Purchaser” has the meaning set forth in the introductory paragraph of this Agreement. If a Forward Purchaser has not been identified in the introductory paragraph of this Agreement, the Company agrees that all provisions of this Agreement related to the Forward Purchaser are not applicable hereunder.

“Forward Seller” has the meaning set forth in the introductory paragraph of this Agreement. If a Forward Seller has not been identified in the introductory paragraph of this Agreement, the Company agrees that all provisions of this Agreement related to the Forward Seller are not applicable hereunder.

“Forward Settlement Shares” means any Common Shares delivered by the Company pursuant to the Company’s election (or deemed election) of “net share” settlement or “physical” settlement of any Forward Contract.

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“Issuance” means each occasion the Company elects to exercise its right to deliver an Issuance Notice that does not involve a Forward and that specifies that it relates to an “Issuance” and, pursuant to a Issuance Notice, requires the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Shares as specified in such Issuance Notice, subject to the terms and conditions of this Agreement.

“Issuance Amount” means the aggregate Sales Price (defined below) of the Shares and Forward Settlement Shares to be sold by the Agent and Forward Purchaser pursuant to any Issuance Notice.

“Issuance Notice” means a written notice delivered to the Agent, Forward Seller or Forward Purchaser, as applicable, by the Company in accordance with this Agreement in the form attached hereto as Exhibit A that is executed by its Chief Executive Officer, President or Principal Financial Officer.

“Issuance Notice Date” means any Trading Day during the Agency Period that an Issuance Notice is delivered pursuant to Section 3(b)(i).

“Issuance Price” means the Sales Price less the Selling Commission.

“Issuance Selling Period” means the period of one to 20 consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Issuance Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to an “Issuance” and not a “Forward Contract”) beginning on the date specified in the applicable Issuance Notice (as amended by the corresponding Acceptance, if applicable) or, if such date is not a Trading Day, the next Trading Day following such date.

“Master Forward Confirmation” means the Master Confirmation for Issuer Share Forward Transactions substantially in the form attached hereto as Exhibit B, dated as of the date hereof, by and among the Company and the Forward Purchaser, including all provisions incorporated by reference therein.

“Material Adverse Effect” means any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Transaction Entities or their respective subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, or (ii) the ability of the Transaction Entities to perform their respective obligations under this Agreement or the Master Forward Confirmation, including the issuance and sale of the Shares or Forward Settlement Shares, as applicable, or to consummate the transactions contemplated in the Registration Statement and the Prospectus.

“Maximum Program Amount” means Common Shares with an aggregate Sales Price of the lesser of (a) the number or dollar amount of Common Shares registered under the effective Registration Statement (defined below) pursuant to which the offering is being made, (b) the number of authorized but unissued Common Shares (less Common Shares issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), (c) the number or dollar amount of Common Shares permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof, if applicable), or (d) the number or dollar amount of Common Shares for which the Company has filed a Prospectus (defined below).
“Open Market Sale Agreement” is a service mark of Jefferies LLC.

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“Organizational Documents” means the following, each as amended from time to time: (i) in the case of a corporation, its charter and bylaws; (ii) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (iii) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational document and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (iv) in the case of a Maryland real estate investment trust, its declaration of trust and its bylaws; (v) in the case of a trust, its certificate or declaration of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (vi) in the case of any other entity, the organization and governing documents of such entity.
“Person” means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind.
“Principal Market” means the New York Stock Exchange or such other national securities exchange on which the Common Shares, including any Shares, are then listed.
“Sales Price” means, for each Forward or each Issuance hereunder, the actual sale execution price of each Forward Hedge Share or Share, as the case may be, sold by the Agent or the Forward Seller on the Principal Market hereunder in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale; provided that the aggregate Sales Price of the Shares that may be sold pursuant to this Agreement and the Alternative Agreements shall not exceed the Maximum Program Amount.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.
“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the rules and regulations of the Commission (the “Rules and Regulations”), the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules (“Exchange Rules”) of the Principal Market.
“Selling Commission” means up to two percent (2.0%) of the gross proceeds of Shares sold pursuant to this Agreement by the Agent, or as otherwise agreed between the Company and the Agent with respect to any Shares sold pursuant to this Agreement.
“Selling Period” means any Forward Hedge Selling Period or any Issuance Selling Period.

“Settlement Date” means the second business day following each Trading Day during the period set forth in the Issuance Notice on which Shares are sold pursuant to this Agreement, when the Company shall deliver to the Agent the amount of Shares sold on such Trading Day and the Agent shall deliver to the Company the Issuance Price received on such sales.
“Shares” means the Company’s Common Shares issued or issuable pursuant to this Agreement, including any Common Shares issued or issuable pursuant to any Forward Contract.
“Trading Day” means any day on which the Principal Market is open for trading.
“Unwind Date” shall have the meaning set forth in the Master Forward Confirmation.

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“Volume-Weighted Hedge Price” has the meaning set forth in the Master Forward Confirmation; provided that, for purposes of determining the proceeds payable to the Forward Purchaser in respect of a Trading Day on which the Forward Seller has made sales of Forward Hedge Shares hereunder pursuant to Section 3, the Volume-Weighted Hedge Price shall be determined solely with respect to the Forward Hedge Shares actually sold by the Forward Seller on such Trading Day.
SECTION 2.REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Each of the Transaction Entities, jointly and severally, represents and warrants to, and agrees with each of the Agent, the Forward Seller and the Forward Purchaser, that as of (1) the date of this Agreement, (2) each Issuance Notice Date, (3) each Settlement Date, (4) each Triggering Event Date and (5) as of each Time of Sale (defined below) each of the times referenced above is referred to herein as a “Representation Date”), except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto) on or before a Representation Date:
(b)Registration Statement. The Company has prepared and filed with the Commission a shelf registration statement on Form S-3 (File No. 333-251079) that contains a base prospectus (the “Base Prospectus”). Such registration statement registers the issuance and sale by the Company of the Shares under the Securities Act. The Company may file one or more additional registration statements from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable, with respect to the Shares. Except where the context otherwise requires, such registration statement(s), including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, including all financial statements, exhibits and schedules thereto and all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act as from time to time amended or supplemented, is herein referred to as the “Registration Statement,” and the prospectus constituting a part of such registration statement(s), together with any prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act relating to a particular issuance of the Shares, including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act, in each case, as from time to time amended or supplemented, is referred to herein as the “Prospectus,” except that if any revised prospectus is provided to the Agent, the Forward Seller and the Forward Purchaser by the Company for use in connection with the offering of the Shares that is not required to be filed by the Company pursuant to Rule 424(b) under the Securities Act, the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Agent, the Forward Seller or the Forward Purchaser for such use. The Registration Statement at the time it originally became or becomes effective is herein called the “Original Registration Statement.” As used in this Agreement, the terms “amendment” or “supplement” when applied to the Registration Statement or the Prospectus shall be deemed to include the filing by the Company with the Commission of any document under the Exchange Act after the date hereof that is or is deemed to be incorporated therein by reference.
All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include, without limitation, the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference

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in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date.
At the time the Original Registration Statement was or will be declared effective and at the time the Company’s most recent annual report on Form 10-K was filed with the Commission, if later, the Company met the then-applicable requirements for use of Form S-3 under the Securities Act. During the Agency Period, each time the Company files an annual report on Form 10-K the Company will meet the then-applicable requirements for use of Form S-3 under the Securities Act.
(c)Compliance with Registration Requirements. The Original Registration Statement and any registration statement to be filed to register the Shares pursuant to Rule 462(b) under the Securities Act (a “462(b) Registration Statement”) have been or will be declared effective by the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.
The Prospectus when filed complied in all material respects with the Securities Act and, if filed with the Commission through its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Agent, the Forward Seller and the Forward Purchaser for use in connection with the issuance and sale of the Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the date of this Agreement, the Prospectus and any Free Writing Prospectus considered together (collectively, the “Time of Sale Information”) did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Agent, the Forward Seller or the Forward Purchaser furnished to the Company in writing by the Agent, the Forward Seller or the Forward Purchaser expressly for use therein, it being understood and agreed that the only such information furnished by the Agent to the Company consists of the Agent Information (defined below). There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required. The Registration Statement and the offer and sale of the Shares and the Forward Settlement Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said rule.
(d)Ineligible Issuer Status. The Company is not an “ineligible issuer” in connection with the offering of the Shares and Forward Settlement Shares pursuant to Rules 164, 405 and 433 under the Securities Act.

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(e)Free Writing Prospectuses. Each Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares and Forward Settlement Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement or the Prospectus. Each Free Writing Prospectus conformed, conforms or will conform in all respects to the requirements of the Securities Act and the Rules and Regulations thereunder. The Company has not made any offer relating to the Shares or Forward Settlement Shares that would constitute an Free Writing Prospectus without the prior written consent of the Agent. The Company (i) has filed or will file each Free Writing Prospectus required to be filed with the Commission pursuant to the Securities Act and the Rules and Regulations thereunder in accordance therewith and/or (ii) has retained or will retain in accordance with the Securities Act and the Rules and Regulations thereunder all Free Writing Prospectuses that were not required to be filed pursuant to the Act and the Rules and Regulations thereunder.
(f)Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act, as applicable, and, when read together with the other information in the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(g)Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, and any Free Writing Prospectus or amendment or supplement thereto complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at each Time of Sale (defined below), as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(h)Emerging Growth Company. From the filing of the Original Registration Statement through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act (an “Emerging Growth Company”).
(i)Statistical and Market-Related Data. Any third-party statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Transaction Entities reasonably and in good faith believe to be reliable and accurate in all material respects.
(j)Internal Controls and Compliance with the Sarbanes-Oxley Act. The Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with all applicable provisions of Sarbanes-Oxley and the Exchange Rules. Except as described in the Registration Statement and the Prospectus, the Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that complies with the applicable Securities Laws and are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) and to maintain accountability for assets; (C) receipts and expenditures are being made only in accordance with management’s

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general or specific authorization; (D) access to assets is permitted only in accordance with management’s general or specific authorization; (E) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (F) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Internal Controls are overseen by the Audit Committee of the Board (the “Audit Committee”) in accordance with the Exchange Rules. Except as described in the Registration Statement and the Prospectus, the Company has not publicly disclosed or reported to the Audit Committee or the Board, and as of the date hereof is not aware of any facts or circumstances that would require the Company to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls, any violation of, or failure to comply with, the applicable Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect. Except as described in the Registration Statement and the Prospectus, since the date of the latest audited financial statements included in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(k)Disclosure Controls. Except as described in the Registration Statement and the Prospectus, the Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to provide reasonable assurances that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure, and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.
(l)Due Authorization; Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement or the Master Forward Confirmation by the Transaction Entities and their respective subsidiaries (to the extent such entity is a party hereto) and their consummation, as applicable, of the transactions contemplated herein or therein, the issuance and sale of the Shares or the Forward Settlement Shares and the use of proceeds from the sale of the Shares or Forward Hedge Shares as described in the Prospectus under the caption “Use of Proceeds,” and compliance by the Transaction Entities with their obligations hereunder have been duly authorized by all necessary trust, corporate, limited liability company or limited partnership action, as applicable, and do not and will not, whether with or without the giving of notice or the passage of time or both, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or Repayment Event (defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of either of the Transaction Entities or any of their respective subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either of the Transaction Entities or any of their respective subsidiaries is a party or by which either of the Transaction Entities or any of their respective subsidiaries may be bound, or to which any of the Properties or any other properties or assets of either of the Transaction Entities or any of their respective subsidiaries is subject, except for such conflicts, breaches, violations, defaults, Repayment Events, liens, charges or encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect, and would not materially adversely affect consummation of the transactions contemplated by this Agreement, nor will such action result in any violation of (i) the provisions of the Organizational

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Documents of the Transaction Entities or any of their respective subsidiaries or (ii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over either of the Transaction Entities or any of their respective subsidiaries or any of their Properties, except, in the case of clause (ii), for such violations that would not, individually or in the aggregate, have a Material Adverse Effect, and would not materially adversely affect consummation of the transactions contemplated by this Agreement. As used herein, “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by either of the Transaction Entities or any of their respective subsidiaries.
(m)Independent Accountants. BDO USA LLP, who have certified the financial statements and supporting schedules included in the Registration Statement and the Prospectus (A) are and were during the periods covered by their reports independent public accountants with respect to the Company and its predecessor as required by the Securities Act, the Exchange Act and the Rules and Regulations, (B) are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (C) are registered with the Public Company Accounting Oversight Board (“PCAOB”), which registration has not been suspended or revoked or requested to be withdrawn.
(n)Financial Statements; Non-GAAP Financial Measures. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its predecessor and their respective consolidated subsidiaries as of the dates indicated, and the balance sheets, statements of operations, changes in shareholders’ equity and cash flows of the Company and its predecessor and their respective consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved and comply with the Commission’s rules and guidelines with respect thereto. The historical financial statement of operations and balance sheet information of the acquired properties included in the pro forma financial statements included in the Registration Statement and the Prospectus, present fairly in all material respects the financial position of the respective acquired properties as of the dates indicated and for the period specified; said financial information has been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved and comply with the Commission’s rules and guidelines with respect thereto. The supporting schedules included in the Registration Statement and the Prospectus relating to the Company and its consolidated subsidiaries present fairly in accordance with U.S. GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited, or unaudited as applicable, financial statements of the Company and its predecessor included therein and comply with the Commission’s rules and guidelines with respect thereto. The unaudited pro forma consolidated financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, comply with the Commission’s rules and guidelines with respect to unaudited pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or unaudited pro forma financial statements or supporting schedules are required to be included in the Registration Statement or the Prospectus under the Securities Act or the Rules and Regulations. All disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act and the Exchange Act to the extent applicable. The interactive data in eXtensible Business

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Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement and the Prospectus.
(o)Good Standing of the Company. The Company has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Maryland, is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification in such jurisdiction, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect, and has the power and authority necessary to own its properties and conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement.
(p)Good Standing of the Operating Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, is duly qualified as a foreign limited partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification in such jurisdiction, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect, and has the power and authority necessary to own its properties and conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is the sole general partner of the Operating Partnership, the Agreement of Limited Partnership of the Operating Partnership, in the form filed as an exhibit to the Company’s most recent annual report on Form 10-K, is in full force and effect, and the aggregate percentage interests of the Company and the limited partners in the Operating Partnership are as set forth in the Registration Statement and the Prospectus.
(q)Subsidiaries. Each subsidiary of the Company has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, with power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect; and each subsidiary is duly qualified to do business as a foreign organization in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding equity interests of each subsidiary of the Company have been duly authorized and validly issued and, in the case of subsidiaries that are corporations, is fully paid and nonassessable; and the equity interests of each subsidiary is owned by the Company, directly or through subsidiaries, free from liens, encumbrances and defects, except as set forth in the Registration Statement and the Prospectus. Except for the equity interests of each of the subsidiaries owned by the Company, the Company does not own any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, association or other entity, except as described in the Registration Statement and the Prospectus.
(r)Shares. The Shares, Forward Settlement Shares and all outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Shares or Forward Settlement Shares, as applicable, have

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been delivered and paid for in accordance with this Agreement or the Master Forward Confirmation, as applicable, such Shares or Forward Settlement Shares, as applicable, will have been, validly issued, fully paid and nonassessable, will conform to the information in the Registration Statement and the Prospectus and to the description of such Shares or Forward Settlement Shares contained therein; the shareholders of the Company have no preemptive rights with respect to the Shares; none of the outstanding Common Shares have been issued in violation of any preemptive or similar rights of any securityholder; the forms of certificates used to represent the Shares, if any, comply in all material respects with all applicable statutory requirements and with any applicable requirements of the Organizational Documents of the Company, and, in the case of the Shares or Forward Settlement Shares, with any requirements of the Principal Market; the Shares and Forward Settlement Shares have been registered pursuant to Section 12(b) of the Exchange Act and the Company has not received any notification that the Commission is contemplating terminating such registration; to the Company’s knowledge, it is in compliance with all applicable listing requirements of the Principal Market, and the Company has not received any notification that the Principal Market is contemplating terminating the listing of the Shares.
(s)OP Units. The outstanding common units of limited partnership interest in the Operating Partnership (“OP Units”) have been duly and validly authorized for issuance by the Operating Partnership and are validly issued. The OP Units to be issued by the Operating Partnership to the Company upon contribution by the Company to the Operating Partnership of the net proceeds from the sale of the Shares and any proceeds received under the Forward Contract have been duly authorized for issuance by the Operating Partnership and its general partner and will be validly issued and will not be subject to the preemptive or other similar rights of any partner of the Operating Partnership and will be exempt from the registration requirements of the Securities Act and applicable state securities, real estate syndication and blue sky laws; the terms of the OP Units conform in all material respects to the description related thereto contained in the Registration Statement and the Prospectus; and except as disclosed in the Registration Statement and the Prospectus, (i) no OP Units are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any OP Units, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units or any other securities of the Operating Partnership.
(t)No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and other than as set forth in the Registration Statement and the Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company, the Operating Partnership or any of their respective subsidiaries, (ii) there has been no Material Adverse Effect, (iii) there have been no transactions entered into by the Company or the Operating Partnership or any of its subsidiaries which are material with respect to the Transaction Entities and their respective subsidiaries considered as one enterprise, (iv) except for regular quarterly dividends in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind by any Transaction Entity or subsidiary thereof on any class of its capital stock, OP Units or other form of ownership interests, and (v) except as would not, individually or in the aggregate, have a Material Adverse Effect, neither of the Transaction Entities nor any of their respective subsidiaries has sustained since the date of the latest audited financial statements included in the Registration Statement and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.
(u)Registration Rights. Except as described in the Registration Statement and the Prospectus, there are no contracts, agreements or arrangements between either of the Transaction Entities or any of their respective subsidiaries, on the one hand, and any person, on the other hand, granting such person the right to require either of the Transaction Entities or any of their

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respective subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Company, the Operating Partnership or any of their respective subsidiaries; except as described in the Registration Statement and the Prospectus, no person has the right, pursuant to any contract, agreement or arrangement, to have the offer and sale of any such securities to be registered under the Securities Act pursuant to the Registration Statement.
(v)Stock Exchange Listing. The Common Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed on the Principal Market and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from the Principal Market, nor has the Company received any notification that the Commission or the Principal Market is contemplating terminating such registration or listing.
(w)Absence of Existing Defaults and Conflicts. Neither of the Transaction Entities nor any of their respective subsidiaries is (i) in violation of its Organizational Documents, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which either of the Transaction Entities or any of their respective subsidiaries is a party or by which it may be bound, or to which any of the Properties or any other properties or assets of the Transaction Entities or any of their respective subsidiaries is subject, except for such defaults that would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over either of the Transaction Entities or any of their respective subsidiaries or any of their respective properties, assets or operations, except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect.
(x)Possession of Intellectual Property. The Transaction Entities and their respective subsidiaries have access to adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property necessary to conduct the business now operated by them, except as would not, individually or in the aggregate, have a Material Adverse Effect, and none of the Transaction Entities nor any of their respective subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.
(y)Litigation. There are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Transaction Entities or any of their respective subsidiaries or Properties that, if determined adversely to any of the Transaction Entities or any of their respective subsidiaries or Properties, would materially and adversely affect the ability of the Transaction Entities to perform its obligations under this Agreement, which are otherwise material in the context of the sale of the Shares, or which otherwise could be expected, individually in the aggregate, to result in a Material Adverse Effect; and none of the Transaction Entities nor any of their respective subsidiaries has received any written notice or communication threatening such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) and, to the Transaction Entities’ knowledge, none are contemplated.
(z)Possession of Permits. Each of the Transaction Entities and their respective subsidiaries possess such licenses, permits, approvals, consents, certificates and other authorizations from, and have made all declarations and filings with, all governmental authorities

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required or necessary to own or lease, as the case may be, and to operate their respective Properties and to carry on their respective businesses as now or proposed to be conducted as described in the Registration Statement and the Prospectus (collectively, “Permits”), except where the failure to possess such Permits or make such declarations or filings would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Transaction Entities and their respective subsidiaries have fulfilled and performed all of their respective obligations with respect to such Permits and all of the Permits are valid and in full effect, and no event has occurred which allows, or after notice or lapse of time would allow, and neither of the Transaction Entities nor any of their respective subsidiaries has received any notice of proceedings relating to, revocation, modification, or termination thereof or results in any other impairment of the rights of the holder of any such Permit, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect.
(aa)Title to Property. (i) Except as disclosed in the Registration Statement and the Prospectus the Transaction Entities and their respective subsidiaries have good and marketable title in fee simple to all of the properties described in the Registration Statement and the Prospectus (the “Properties”), in each case free and clear of all mortgages, liens, deeds of trust, pledges, claims, restrictions, encumbrances and defects except such mortgages, liens, deeds of trust, pledges, claims, restrictions, encumbrances and defects as do not, individually or in the aggregate, materially affect the value of the Properties taken as a whole and do not materially interfere with the use made and proposed to be made of such Property by the Transaction Entities and their respective subsidiaries; (ii) except as disclosed in the Registration Statement and the Prospectus, no third party, including any tenant at any of the Properties, has any option or right of first refusal to purchase any Property or any portion thereof or interest therein; (iii) all liens, charges, encumbrances, claims or restrictions on any of the Properties and the assets of either of the Transaction Entities or any of their respective subsidiaries that are required to be disclosed in the Registration Statement and the Prospectus are disclosed therein; and (iv) neither of the Transaction Entities nor any of their respective subsidiaries owns any real property material to the business of the Transaction Entities and their respective subsidiaries other than the Properties.
(ab)Leases. Except as disclosed in the Registration Statement or the Prospectus, the Transaction Entities or one of their respective subsidiaries holds the lessor’s interest under the leases with any tenants occupying each Property (collectively, the “Leases”). Other than the Leases or as described in the Registration Statement and the Prospectus, none of the Transaction Entities nor any of their respective subsidiaries has entered into any agreements that would materially affect the value of any Property or would materially interfere with the use made and proposed to be made of such Property by the Transaction Entities. Except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Transaction Entities, nor, to the Transaction Entities’ knowledge, any other party to any Lease, is in breach or default of any such Lease; to the Transaction Entities’ knowledge, no event has occurred or been threatened in writing, which with or without the passage of time or the giving of notice, or both, would, individually or together with all such other events, constitute a default under any Lease, or would permit termination, modification or acceleration under such Lease; and each of the Leases is valid and binding and in full force and effect, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity.
(ac)Tax Law Compliance. The Company and its subsidiaries have filed or will file (i) all federal and state income tax returns, (ii) all material franchise tax returns and (iii) all other material tax returns in a timely manner, and all such tax returns are correct and complete in all material respects, and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties that are not material and are being contested in good

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faith by appropriate proceedings. No audits or other administrative proceedings or court proceedings are presently pending against the Company or any of its subsidiaries with regard to any tax returns, and no taxing authority has notified the Company or any of its subsidiaries that it intends to investigate its tax affairs. Except as disclosed in the Registration Statement and the Prospectus, the Company and each of its subsidiaries have no knowledge of any tax deficiency which has been or is likely to be threatened or asserted against the Company or any of its subsidiaries, as the case may be.
(ad)Investment Company Act. Neither of the Transaction Entities are and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof and any proceeds received under any Forward Contract, including the issuance of OP Units in connection therewith, neither of the Transaction Entities will be required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (“Investment Company Act”).
(ae)Casualty. None of the Properties has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, except as disclosed in the Registration Statement and the Prospectus or except for such loss as would not have a Material Adverse Effect.
(af)Insurance. Each of the Transaction Entities and their respective subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect; neither of the Transaction Entities has any reason to believe that it or any of their respective subsidiaries will not be able to (i) renew its existing coverage as and when such policies expire or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their respective businesses as now conducted and at a cost that would not have a Material Adverse Effect; neither of the Transaction Entities nor any of their respective subsidiaries has been denied any material insurance coverage which it has sought or for which it has applied; without limiting the generality of the foregoing, each of the Transaction Entities and their respective subsidiaries, directly or indirectly, have obtained title insurance on the fee or leasehold interests, as the case may be, in each of the Properties, in such amounts as is adequate for the conduct of its business and the value of its Properties and is prudent and customary for companies engaged in similar businesses, except as would not, individually or in the aggregate, have a Material Adverse Effect.
(ag)No Price Stabilization or Manipulation; Compliance with Regulation M. The Company has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Shares or any other “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) whether to facilitate the sale or resale of the Shares or Forward Settlement Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M. The Company acknowledges that the Agent may engage in passive market making transactions in the Common Shares on the Principal Market in accordance with Regulation M.
(ah)Related-Party Transactions. No relationship, direct or indirect, exists between or among either of the Transaction Entities on the one hand, and the trustees, directors, officers, stockholders or other equity holders, customers or suppliers of the Transaction Entities on the other hand, which is required to be described in the Registration Statement, Registration Statement and the Prospectus or the Prospectus which is not so described.

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(ai)No Unlawful Payments. None of the Transaction Entities, any of their respective subsidiaries, any trustee, director, officer nor, to the knowledge of the Transaction Entities, any agent, employee, Affiliate or other person associated with or acting on behalf of either of the Transaction Entities or any of their respective subsidiaries has (i) made any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) has violated, or is in violation of, any provision of the Foreign Corrupt Practices Act of 1977; (iv) has violated, or is in violation of, any provision of the Bribery Act 2010 of the United Kingdom; or (v) has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Transaction Entities and their respective subsidiaries and Affiliates have conducted their respective businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.
(aj)Compliance with Anti-Money Laundering Laws. The operations of the Transaction Entities and their respective subsidiaries are and have been conducted at all times in compliance with the requirements of applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental authority (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Transaction Entities or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Transaction Entities, threatened.
(ak)Compliance with OFAC. None of the Transaction Entities, nor any of their respective subsidiaries, any trustee, director, officer or, to the knowledge of the Transaction Entities, any agent, employee Affiliate or representative of the Transaction Entities or any of their respective subsidiaries is an individual or entity, or is controlled by an individual or entity, that is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, or His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity (i) to fund or facilitate any activities of or business with any individual or entity, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; since inception, the Transaction Entities and their respective subsidiaries have not engaged in any transactions prohibited by Sanctions, that at the time of the transaction was known to the Transaction Entities to be prohibited by such Sanctions; and the Transaction Entities and their respective subsidiaries will not engage in any transactions prohibited by Sanctions, that at the time of the transaction is known to the Transaction Entities to be prohibited by such Sanctions.
(al)Environmental Laws. Except as described in the Registration Statement and the Prospectus, and, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect, (i) neither of the Transaction Entities nor any of their respective subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation

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thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) each of the Transaction Entities and their respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Transaction Entities, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against either of the Transaction Entities or any of their respective subsidiaries and (iv) to the knowledge of the Transaction Entities, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting either of the Transaction Entities or their respective subsidiaries relating to Hazardous Materials or any Environmental Laws.
(am)ERISA Matters. Each employee benefit plan, within the meaning of Section 3(3) of ERISA, for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code), except for such noncompliance, as would not, individually or in the aggregate have a Material Adverse Effect. Except as would not reasonably be expected to result in a Material Adverse Effect, no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or member of its “Controlled Group”. Except as would not reasonably be expected to result in a Material Adverse Effect, neither the Company, its subsidiaries nor any member of its “Controlled Group” has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code.
(an)No Finder’s Fee. Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Transaction Entities or any of their respective Affiliates, and any of their respective direct or indirect subsidiaries, and any person that would give rise to a valid claim against the Transaction Entities or the Agent for a brokerage commission, finder’s fee or other like payment in connection with this offering.
(ao)Lending Relationships. Except as disclosed in the Registration Statement and the Prospectus, neither of the Transaction Entities nor any of their respective subsidiaries (i) has any material lending or other relationship with any bank or lending Affiliate of the Agent or (ii) intends to use any of the proceeds from the sale of the Shares or proceeds received under any Forward Contract to repay any outstanding debt owed to any Affiliate of the Agent.
(ap)Compliance with Laws. Except as would not, individually or in the aggregate, have a Material Adverse Effect, neither of the Transaction Entities nor any of their respective subsidiaries is in violation of any municipal, state or federal law, rule or regulation; except as disclosed in the Registration Statement and the Prospectus, each of the Properties complies with all applicable codes, laws, ordinances, regulations and deed restrictions or other covenants

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(including, without limitation, building and zoning laws and laws and regulations relating to access), except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Registration Statement, the Registration Statement and the Prospectus, neither of the Transaction Entities nor any of their respective subsidiaries has any knowledge of any pending or threatened condemnation proceedings, zoning change or other proceeding or action that would affect the use or value of any of the Properties, except for such proceedings or other instances that would not, individually or in the aggregate, have a Material Adverse Effect.
(aq)Absence of Further Requirements. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the performance by each Transaction Entity of its obligations hereunder or the Forward Contract, in connection with the offering, issuance or sale of the Shares or Forward Settlement Shares hereunder or the consummation of the transactions contemplated by this Agreement, except (i) such as have already been obtained or as may be required for the registration under the Securities Act of the Shares, or (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Agent, by the rules of the Principal Market or by the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).
(ar)Absence of Labor Dispute. None of the Transaction Entities nor any of their respective subsidiaries is engaged in any unfair labor practice; and (i) there is (A) no unfair labor practice complaint pending or, to the knowledge of the Transaction Entities, threatened against the Transaction Entities or any of their respective subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the knowledge of the Transaction Entities, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Transaction Entities, threatened against any of the Transaction Entities or any of their respective subsidiaries and (C) no union representation dispute currently existing concerning the employees of any of the Transaction Entities or any of their respective subsidiaries, (ii) to the knowledge of the Transaction Entities, no union organizing activities are currently taking place concerning the employees of the Transaction Entities or any of their respective subsidiaries and (iii) there has been no violation of any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), concerning the employees of the Transaction Entities or any of their respective subsidiaries except for such violations as would not have a Material Adverse Effect.
(as)Employment; Noncompetition; Nondisclosure. None of the Transaction Entities has been notified that any director, officer or other key person of the Transaction Entities or any of their respective subsidiaries plans to terminate his or her employment with any Transaction Entity or any of their respective subsidiaries, as applicable. None of the Transaction Entities or any of their respective subsidiaries is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the business activities of the Transaction Entities as described in the Registration Statement and the Prospectus.
(at)Absence of Manipulation. None of the Transaction Entities nor or any of their respective subsidiaries nor, to the Transaction Entities’ knowledge, any Affiliates of the Transaction Entities, has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or Forward Settlement Shares.

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(au)Mortgages. Except as disclosed in the Registration Statement and the Prospectus, the mortgages and deeds of trust encumbering the Properties are not: (i) convertible (in the absence of foreclosure) into an equity interest in the entity owning such Property or in the Transaction Entities or any of their respective subsidiaries; (ii) cross-defaulted to any indebtedness other than indebtedness of the Transaction Entities or any of their respective subsidiaries; or (iii) cross-collateralized to any property or assets not owned directly or indirectly by the Transaction Entities or any of their respective subsidiaries.
(av)Real Estate Investment Trust. Commencing with its short taxable year ended December 31, 2019, the Company has been organized in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, and the Company’s proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2022 and thereafter; all statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement and the Prospectus are true, complete and correct in all material respects.
(aw)Accuracy of Exhibits. There are no contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.
(ax)No Restriction on Subsidiaries. Except as described in the Registration Statement, Registration Statement and the Prospectus or the Prospectus, (i) the Company is not currently prohibited, directly or indirectly, from making any distributions to its stockholders, (ii) the Operating Partnership is not currently prohibited, directly or indirectly, from paying any distributions to the Company to the extent permitted by applicable law, from making any other distribution on the OP Units or other partnership interests of the Operating Partnership, or from repaying the Company for any loans or advances made by the Company to the Operating Partnership, and (iii) no other subsidiary of the Transaction Entities is currently prohibited from paying any dividends or distributions directly or indirectly to the Transaction Entities, from making any other distribution on such subsidiary’s capital stock or other equity interests, from repaying, directly or indirectly, to the Transaction Entities any loans or advances to such subsidiary from the Transaction Entities or from transferring any of such subsidiary’s property or assets directly or indirectly to the Transaction Entities or any other subsidiary of the Transaction Entities.
(ay)Prior Sales of Shares. Except as disclosed in the Registration Statement and the Prospectus, the Company has not sold, issued or distributed any Shares during the six-month period preceding the date hereof except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit or equity incentive plans described in the Registration Statement and the Prospectus.
(az)Cybersecurity. (A) To the knowledge of the Transaction Entities, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Transaction Entities’ or any of their respective subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including but not limited to the personally identifiable information, confidential or regulated data of their respective tenants, employees, suppliers, vendors and any third party data, maintained, processed or stored by the Transaction Entities or any of their respective subsidiaries, and any such data processed or stored by third parties on behalf of the Transaction Entities or any of their respective subsidiaries), equipment or technology (collectively, “IT Systems and Data”), (B) neither the Transaction Entities nor any of their respective subsidiaries have been notified of, and have knowledge of any event or condition that would result in, any security breach or incident,

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unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Transaction Entities and their respective subsidiaries have implemented appropriate controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except in cases of (A) and (B), for such breaches, incidents, access, disclosures, compromises, notifications, events or conditions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Transaction Entities and each of their respective subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, company policies (internal and posted) and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.
(ba)Subsidiary Tax Classification. Each subsidiary of the Transaction Entities that is not a taxable REIT subsidiary is a partnership or a limited liability company under state law has been at all relevant times properly classified as a partnership or a disregarded entity, and not as a corporation or an association taxable as a corporation, for federal income tax purposes.
(bb)Equity-Based Awards. Except for grants which are disclosed in the Registration Statement and the Prospectus, the Company has not granted to any person or entity, a stock option or other equity-based award to purchase Common Stock, pursuant to an equity-based compensation plan or otherwise.
(bc)Investment Strategy. The Company’s investment strategy described in the Registration Statement and the Prospectus accurately reflects in all material respects the current intentions of the Company with respect to the operation of the Company’s business, and no material deviation from such investment strategy is currently contemplated.
(bd)Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement or the Prospectus was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances. No such statement was made with the knowledge of an executive officer or director of the Company that it was false or misleading.
(be)Debt Securities and Preferred Stock. The Company has no debt securities or preferred stock that is rated by any “nationally recognized statistical rating agency” (as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act).
(bf)Certificates of Officers. Any certificate signed by any officer of the Company or the Operating Partnership, as applicable, and delivered to the Agent or counsel for the Agent in connection with the offering of the Shares shall be deemed a representation and warranty by the Company or the Operating Partnership, as applicable, as to matters covered thereby to the Agent.
(bg)Authorization of Securities Under the Forward Contract. A number of Common Shares equal to the Capped Number have been duly authorized and reserved for issuance upon settlement of the Forward Contract and, when issued and delivered by the Company to the Forward Purchaser pursuant thereto, against payment of any consideration required to be paid by the Forward Purchaser pursuant to the terms of the Forward Contract, the Common Shares so issued and delivered will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance of such Common

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Shares will not be subject to any preemptive or other similar rights arising by operation of law, under the articles of incorporation, by-laws or other organizational documents of the Company or any one of its subsidiaries or under any agreement to which the Company or any one of its subsidiaries is a party or otherwise.
(bh)Enforceability of the Forward Contract. The Forward Contract has been duly authorized, executed and delivered by the Company and the Operating Partnership and constitutes a valid and binding agreement of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity, and except to the extent that any indemnification and contribution provisions thereof may be limited by federal or state securities laws or public policy considerations in respect thereof.
(bi)Other Underwriting Agreements. The Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.
The Company acknowledges that the Agent, the Forward Purchaser and the Forward Seller and, for purposes of the opinions to be delivered pursuant to Section 4(o) hereof, counsel to the Company and counsel to the Agent, the Forward Purchaser and the Forward Seller, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.
SECTION 3.ISSUANCE AND SALE OF COMMON SHARES AND FORWARD SETTLEMENT SHARES
(bj)Sale of Shares and Forward Settlement Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company, the Agent, the Forward Purchaser and the Forward Seller agree that the Company may from time to time seek to sell Shares through the Agent, acting as sales agent, or directly to the Agent, acting as principal, or offer Forward Hedge Shares through the Forward Seller, as applicable, with an aggregate Sales Price of up to the Maximum Program Amount, based on and in accordance with Issuance Notices as the Company may deliver, during the Agency Period.
(bk)Mechanics of Issuances.
(i)Issuance Notice. Upon the terms and subject to the conditions set forth herein, on any Trading Day during the Agency Period or the Forward Hedge Selling Period, as applicable, on (x) which the conditions set forth in Section 5(a) and Section 5(b) shall have been satisfied and (y) solely with respect to any Forward, no event described in clauses (x), (y) or (z) of the proviso set forth in the definition of a Forward Hedge Selling Period shall have occurred, the Company may exercise its right to (1) request an issuance of Shares by delivering to the Agent an Issuance Notice or (2) in the case of a Forward, deliver a notice to the Forward Seller and the Forward Purchaser; provided, however, that (A) in no event may the Company deliver an Issuance Notice to the extent that (I) the sum of (x) the aggregate Sales Price of the requested Issuance Amount, plus (y) the aggregate Sales Price of all Shares issued under all previous Issuance Notices effected pursuant to this Agreement and the Alternative Agreements, would exceed the Maximum Program Amount; and (B) prior to delivery of any Issuance Notice, the period set forth for any previous Issuance Notice shall have expired or been terminated. An Issuance Notice shall be considered delivered on the Trading Day that it is received by e-mail to the persons set forth in Schedule A hereto and confirmed by the Company by telephone (including a voicemail message to the persons so identified), with the understanding that, with

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adequate prior written notice, the Agent may decline such Issuance Notice for any reason in its sole discretion and may modify the list of such persons from time to time.
(ii)Issuances of a Forward; Acceptance. With respect to a Issuance Notice for a Forward, if the Forward Seller and the Forward Purchaser wish to accept such proposed terms included in the Issuance Notice (which they may decline to do for any reason in their sole discretion) or, following discussion with the Company, wish to accept amended terms, the Forward Seller and the Forward Purchaser will promptly, and in any event prior to 4:30 p.m. (New York City time) on the Trading Day immediately following the Trading Day on which such Issuance Notice was delivered to the Forward Seller and the Forward Purchaser, issue to the Company a notice by e-mail to the persons set forth in Schedule A setting forth the terms that the Forward Seller and the Forward Purchaser are willing to accept. Where the terms provided in the Issuance Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Forward Seller and the Forward Purchaser until the Company delivers to the Forward Seller and the Forward Purchaser an acceptance by e-mail to the persons set forth in Schedule A of all of the terms of such Issuance Notice, as amended (an “Acceptance”), which e-mail shall be addressed to all of the individuals from the Company and the Forward Seller and the Forward Purchaser set forth on Schedule A. The Issuance Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the Forward Seller’s and the Forward Purchaser’s acceptance of the terms of the Issuance Notice or upon receipt by the Forward Seller and the Forward Purchaser of the Company’s Acceptance, as the case may be, unless and until (1) the entire amount of the Shares has been sold, (2) in accordance with the notice requirements set forth herein, the Company terminates the Issuance Notice, (3) the Company issues a subsequent Issuance Notice with parameters superseding those on the earlier dated Issuance Notice (as amended by the corresponding Acceptance, if applicable), (4) this Agreement has been terminated under the provisions of Section 7 or (5) any party shall have suspended the sale of the Shares in accordance with Section 3(b)(xi) below. With respect to a Forward, it is expressly acknowledged and agreed that the Company and the Forward Seller and the Forward Purchaser will have no obligation whatsoever with respect to Shares unless and until the Company delivers a Issuance Notice to the Forward Seller and the Forward Purchaser and either (x) the Forward Seller and the Forward Purchaser accept the terms of such Issuance Notice or (y) where the terms of such Issuance Notice are amended by the Forward Seller or the Forward Purchaser, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Issuance Notice (as amended by the corresponding Acceptance, if applicable), this Agreement and the Master Forward Confirmation. In the event of a conflict between the terms of this Agreement and the terms of a Issuance Notice with respect to a Forward (as amended by the corresponding Acceptance, if applicable), the terms of such Issuance Notice (as amended by the corresponding Acceptance, if applicable) will control.
(iii)Agent Efforts. Upon the terms and subject to the conditions set forth in this Agreement, upon the receipt and acceptance of an Issuance Notice, the Agent will use its commercially reasonable efforts consistent with its normal sales and trading practices to place the Shares with respect to which the Agent has agreed to act as sales agent, subject to, and in accordance with the information specified in, the Issuance Notice, unless the sale of the Shares described therein has been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement. For the avoidance of doubt, the parties to this Agreement may modify an Issuance Notice at any time provided they both agree in writing to any such modification.
(iv)Forward Seller and Forward Purchaser Efforts. On the basis of the representations and warranties herein contained and subject to the terms and conditions in this Agreement and the Master Forward Confirmation, upon the Forward Purchaser’s and the Forward Seller’s acceptance of the terms of a Issuance Notice specifying that it relates to a

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“Forward” or upon receipt by the Forward Purchaser and the Forward Seller of an Acceptance, as the case may be, and unless the sale of the Forward Hedge Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement or the Master Forward Confirmation, the Forward Purchaser will use its commercially reasonable efforts to borrow or cause its affiliate to borrow a number of Forward Hedge Shares sufficient to have an aggregate Sales Price as close as reasonably practicable to the Forward Hedge Amount specified in the Issuance Notice (as amended by the corresponding Acceptance, if applicable) and the Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares and otherwise in accordance with the terms of such Issuance Notice (as amended by the corresponding Acceptance, if applicable). The Forward Seller will provide written confirmation by e-mail (or other method mutually agreed to in writing by the parties) to all of the individuals from the Company set forth on Schedule A and to the Forward Purchaser no later than the opening of the Trading Day immediately following each Trading Day on which it has made sales of Forward Hedge Shares hereunder setting forth the number of Forward Hedge Shares sold on such day, the Forward Hedge Selling Commission payable in respect of such Forward Hedge Shares, the corresponding Sales Price at which such Forward Hedge Shares were sold, and the proceeds from such sales payable to the Forward Purchaser in respect thereof. Notwithstanding anything herein to the contrary, the Forward Purchaser’s obligation to use its commercially reasonable efforts to borrow or cause its affiliate to borrow all or any portion of the Forward Hedge Shares (and the Forward Seller’s obligation to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge Shares) for any Forward hereunder in accordance with the terms of the relevant Issuance Notice (as amended by the corresponding Acceptance, if applicable) shall be subject in all respects to the terms and conditions of the Master Forward Confirmation. Each of the Company and the Forward Purchaser acknowledges and agrees that (i) there can be no assurance that the Forward Purchaser its agent or affiliate will be successful in borrowing or that the Forward Seller will be successful in selling Forward Hedge Shares, (ii) the Forward Seller will not incur any liability or obligation to the Company, the Forward Purchaser, or any other person or entity if it does not sell Forward Hedge Shares borrowed by the Forward Purchaser, its agent or affiliate for any reason other than a failure by the Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Section 3, and (iii) the Forward Purchaser will not incur any liability or obligation to the Company, the Forward Seller, its agent or any other person or entity if it or its affiliate does not borrow Forward Hedge Shares for any reason other than a failure by the Forward Purchaser to use its commercially reasonable efforts to borrow or cause its affiliate to borrow such Forward Hedge Shares as required under this Section 3. In acting hereunder, the Forward Seller will be acting as an agent for the Forward Purchaser and not as principal.
(v)Supplemental Confirmation. No later than the opening of the Trading Day immediately following the last Trading Day of each Forward Hedge Selling Period (or, if earlier, no later than the opening of the Trading Day immediately following the date on which any Forward Hedge Selling Period is suspended or terminated pursuant to Section 3(b)(xi) or the Forward Contract or this Agreement is terminated pursuant to Section 7 hereof), the Forward Purchaser shall execute and deliver to the Company a “Supplemental Confirmation” in respect of the Forward for such Forward Hedge Selling Period, which “Supplemental Confirmation” shall set forth the “Trade Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the last Trading Day of such Forward Hedge Selling Period), the “Effective Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date one Settlement Cycle (as such term is defined in the Master Forward Confirmation) immediately following the last Trading Day of such Forward Hedge Selling Period), the initial “Number of Shares” for such Forward (which shall be the Actual Sold Forward Amount for such Forward Hedge Selling Period), the “Maturity Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date set forth

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opposite the caption “Maturity Date” in the Issuance Notice (as amended by the corresponding Acceptance, if applicable) for such Forward), the “Initial Forward Price” for such Forward (which shall be determined as provided in the relevant Master Forward Confirmation), the “Spread” for such Forward (as set forth in the related Issuance Notice (as amended by the corresponding Acceptance, if applicable)), the “Volume-Weighted Hedge Price” for such Forward (which shall be determined as provided in the relevant Master Forward Confirmation), the “Threshold Price” for such Forward (which shall be determined as provided in the relevant Master Forward Confirmation), the “Initial Stock Loan Rate” for such Forward (as set forth in the related Issuance Notice (as amended by the corresponding Acceptance, if applicable)), the “Maximum Stock Loan Rate” for such Forward (as set forth in the related Issuance Notice (as amended by the corresponding Acceptance, if applicable)), the “Threshold Number of Shares” (which shall be notified by the Company to the Forward Purchaser on or promptly following the last Trading Day of the Forward Hedge Selling Period), the “Forward Price Reduction Dates” for such Forward (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the Issuance Notice (as amended by the corresponding Acceptance, if applicable) for such Forward) and the “Forward Price Reduction Amounts” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the Issuance Notice (as amended by the corresponding Acceptance, if applicable) for such Forward) and the “Regular Dividend Amounts” for such Forward (which shall be each of the amount(s) set forth below the caption “Regular Dividend Amounts” in the Issuance Notice (as amended by the corresponding Acceptance, if applicable) for such Forward).
(vi)No Overlapping Selling Periods. No Issuance Notice may be delivered hereunder if the Selling Period specified therein may overlap in whole or in part with any Selling Period specified in an Issuance Notice (as amended by the corresponding Acceptance, if applicable) delivered hereunder or under any Alternative Agreement unless the Shares to be sold under all such previously delivered Issuance Notices have all been sold; no Issuance Notice may be delivered hereunder or under any Alternative Agreement if any Selling Period specified therein may overlap in whole or in part with any Unwind Date under any Forward Contract entered into between the Company and the Forward Purchaser or any Alternative Agent; and no Issuance Notice specifying that it relates to a “Forward” may be delivered if such Issuance Notice, together with all prior Issuance Notices (as amended by the corresponding Acceptance, if applicable) delivered by the Company relating to a “Forward” hereunder and under any Alternative Agreements, would result in the sum of the number of shares of Common Stock issued under all Forward Contracts (whether with a Forward Purchaser or any Alternative Agent) that have settled, plus the Capped Numbers under all Forward Contracts then outstanding or to be entered into between the Company and the Forward Purchaser and any Forward Contracts then outstanding between the Company and any Alternative Agent exceeding 19.99% of the number of shares of Common Stock outstanding as of the date of this Agreement.
(vii)Method of Offer and Sale. The Shares may be offered and sold (A) in privately negotiated transactions with the consent of the Company; (B) as block transactions; or (C) by any other method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the Principal Market or sales made into any other existing trading market of the Common Shares. Nothing in this Agreement shall be deemed to require either party to agree to the method of offer and sale specified in the preceding sentence, and (except as specified in clauses (A) and (B) above) the method of placement of any Shares by the Agent shall be at the Agent’s discretion.
(viii)Confirmation to the Company. If acting as sales agent hereunder, the Agent will provide written confirmation to the Company no later than the opening of the Trading Day next following the Trading Day on which it has placed Shares hereunder setting forth the number of shares sold on such Trading Day, the corresponding Sales Price and the Issuance Price

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payable to the Company in respect thereof. Notwithstanding anything else in this Agreement, the parties agree that the Agent and the Forward Seller must only sell or offer to sell Shares or Forward Hedge Shares (as applicable) on the Principal Market or in the United States of America.
(ix)Settlement. Each issuance of Shares will be settled on the applicable Settlement Date for such issuance of Shares and, subject to the provisions of Section 5, on or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Shares being sold by crediting the Agent or its designee’s account at The Depository Trust Company through its Deposit/Withdrawal At Custodian (DWAC) System, or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Shares, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, the Agent will deliver, by wire transfer of immediately available funds, the related Issuance Price in same day funds delivered to an account designated by the Company prior to the Settlement Date. The Company may sell Shares to the Agent as principal at a price agreed upon at each relevant time Shares are sold pursuant to this Agreement (each, a “Time of Sale”).
(x)Forward Settlement. On or before each Forward Hedge Settlement Date, the Forward Purchaser will, or will cause its transfer agent to, electronically transfer the Forward Hedge Shares being sold by crediting the Forward Seller or its designee’s account (provided the Forward Seller shall have given the Forward Purchaser written notice of such designee prior to the Forward Hedge Settlement Date) at The Depository Trust Company through its Deposit/Withdrawal At Custodian (DWAC) System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Forward Hedge Settlement Date, the Forward Seller will deliver the related proceeds from such sale to the Forward Purchaser in same day funds to an account designated by the Forward Purchaser prior to the relevant Forward Hedge Settlement Date.
(xi)Suspension or Termination of Sales. Consistent with standard market settlement practices, the Company, the Agent, Forward Purchase, or Forward Seller may, upon notice to the other party hereto in writing or by telephone (confirmed immediately by verifiable e-mail), suspend any sale of Shares or Forward Hedge Shares, and the period set forth in an Issuance Notice shall immediately terminate; provided, however, that (A) such suspension and termination shall not affect or impair either party’s obligations with respect to any Shares or Forward Hedge Shares placed or sold hereunder prior to the receipt of such notice; (B) if the Company suspends or terminates any sale of Shares or Forward Hedge Shares after the Agent confirms such sale to the Company, the Company shall still be obligated to comply with Section 3(b) with respect to such Shares or Forward Hedge Shares sold; and (C) if the Company defaults in its obligation to deliver Shares in connection with an Issuance on a Settlement Date, the Company agrees that it will hold the Agent and Forward Seller harmless against any loss, claim, damage or expense (including, without limitation, penalties, interest and reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company. The parties hereto acknowledge and agree that, in performing its obligations under this Agreement, the Agent may borrow Common Shares from stock lenders in the event that the Company has not delivered Shares to settle sales as required by subsection (ix) above, and may use the Shares to settle or close out such borrowings. The Company agrees that no such notice shall be effective against the Agent unless it is made to the persons identified in writing by the Agent pursuant to Section 3(b).
(xii)No Guarantee of Placement, Etc. The Company acknowledges and agrees that (A) there can be no assurance that the Agent will be successful in placing Shares; (B) the Agent will incur no liability or obligation to the Company or any other Person if it does not sell

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Shares; and (C) the Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Agent and the Company. The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of Shares shall be effected by or through only one Agent or Forward Seller on any single given day, and the Company shall in no event request or allow more than one Agent or Forward Seller to sell Shares on the same day. In addition, the Company agrees that it will not sell, or instruct any other party to sell, any Common Shares under any other sales agency agreements or other similar arrangements on such day.
(xiii)Material Non-Public Information. Notwithstanding any other provision of this Agreement, the Company and each of the Agent, the Forward Seller and the Forward Purchaser agree that the Company shall not deliver any Issuance Notice to the Agent or the Forward Seller and shall suspend or cancel any effective Issuance Notice, and neither the Agent nor the Forward Seller shall be obligated to place any Shares, during any period in which the Company is in possession of material non-public information.
(bl)Blackout Window. Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver any Shares (other than Forward Settlement Shares delivered in accordance with a Forward Contract), or request the offering or sale of Shares, and, by notice to an Agent, Forward Purchaser and/or Forward Seller given by telephone (confirmed promptly by facsimile transmission or e-mail), shall cancel any instructions for the offering or sale of any Shares, and the Agents and/or Forward Sellers shall not be obligated to offer or sell any Shares, (i) during the fourteen (14) calendar days prior to the first (1st) date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings or revenue results for a completed fiscal year or quarter (each, an “Earnings Announcement”), (ii) except as provided in Section 3(d) below, at any time from and including an Announcement Date through and including the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, or (iii) during any other period in which the Company is in possession of material non-public information; provided that, unless otherwise agreed between the Company and the Agents, Forward Purchasers and Forward Sellers, for purposes of (i) and (ii) above, such period shall be deemed to end at the relevant Filing Time; provided further that any violation of this provision shall permit the Forward Purchaser and Forward Seller to suspend or terminate sales pursuant to Section 3(b)(xi) and Section 7 of the Agreement.
(bm)Sales During Blackout Window. If the Company wishes to offer, sell or deliver Shares (other than Forward Settlement Shares delivered in accordance with a Forward Contract), or request the offering or sale of Shares, at any time during the period from and including an Announcement Date through and including the corresponding Filing Time, the Company shall (i) prepare and deliver to the Agent or the Forward Purchaser and the Forward Seller, as applicable, (with a copy to its counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agent or the Forward Purchaser and the Forward Seller, as applicable, and obtain the consent of the Agent or the Forward Purchaser and the Forward Seller, as applicable, to the filing thereof (such consent not to be unreasonably withheld); (ii) provide the Agent or the Forward Purchaser and the Forward Seller, as applicable, with the officers’ certificate, opinions/letters of counsel and accountants’ letter called for by Sections 4(o), (p), (q), (r) and (s) hereof, respectively; (iii) afford the Agent or the Forward Purchaser and the Forward Seller, as applicable, the opportunity to conduct a due diligence review in accordance with Section 4(m) hereof; and (iv) file such Earnings 8-K with the Commission. For purposes of clarity, the parties hereto agree that (A) the

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delivery of any officers’ certificate, opinions/letters of counsel and accountants’ letter pursuant to this Section 3(d) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions/letters of counsel and accountants’ letters as provided in Section 4 hereof and (B) this Section 3(d) shall in no way affect or limit the operation of the provisions of Section 3(c), which shall have independent application.
(bn)Principal Purchases. Notwithstanding the foregoing, in the event the Company engages the Agent, the Forward Purchaser or the Forward Seller for a sale of Shares that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act or a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act or in the event the Agent, the Forward Purchaser or the Forward Seller acts as principal, the Company will provide the Agent, the Forward Purchaser and/or the Forward Seller, at the request of the Agent, the Forward Purchaser or the Forward Seller and upon reasonable advance notice to the Company, on or prior to the Settlement Date, the opinions of counsel, accountants’ letters and officers’ certificates pursuant to Sections 4(o), (p), (q), (r) and (s) hereof, each dated the Settlement Date, and such other documents and information as the Agent, the Forward Purchaser or the Forward Seller shall reasonably request, and the Company and the Agent, the Forward Purchaser and the Forward Seller will agree to compensation that is customary for the Agent, the Forward Purchaser or the Forward Seller with respect to such transaction.
(bo)Fees. As compensation for services rendered, the Company shall pay to the Agent, on the applicable Settlement Date, the Selling Commission for the applicable Issuance Amount (including with respect to any suspended or terminated sale pursuant to Section 3(b)(xi)) by the Agent deducting the Selling Commission from the applicable Issuance Amount.
(bp)Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Shares; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Prospectus, any Free Writing Prospectus (defined below) prepared by or on behalf of, used by, or referred to by the Company, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, attorneys’ fees and expenses incurred by the Company, the Agent, the Forward Seller, the Forward Purchaser or the Alternative Agents in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares or Forward Settlement Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if reasonably requested by the Agent or Forward Seller, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper” and any supplements thereto, advising the Agent and Forward Seller of such qualifications, registrations, determinations and exemptions; (vii) the reasonable fees and expenses of the legal counsel for the Agent, the Forward Seller, the Forward Purchaser and the Alternative Agents, including the reasonable fees and expenses of such counsel, in an amount not to exceed $10,000, in connection with, FINRA review, if any, and approval of the Agent’s participation in the offering and distribution of the Shares and Forward Settlement Shares by the Agent, the Forward Seller and the Forward Purchaser; (viii) the filing fees incident to FINRA review, if any; (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses

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associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and of the Agent, the Forward Seller, the Forward Purchaser and the Alternative Agents and any such consultants, and the cost of any aircraft chartered in connection with the road show; and (x) the fees and expenses associated with listing the Shares on the Principal Market. If Shares having an aggregate offering price of $10,000,000 or more have not been offered and sold under this Agreement and the Alternative Agreements prior to the date at which the Company terminates this Agreement, the Company shall reimburse the Agent, the Forward Seller, the Forward Purchaser and the Alternative Agents for all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of one counsel incurred by the Agent, the Forward Seller, the Forward Purchaser and the Alternative Agents in connection with the transactions contemplated by this Agreement up to a maximum of $50,000 in the aggregate.
SECTION 4.ADDITIONAL COVENANTS
Each of the Transaction Entities, jointly and severally, covenants and agrees with each of the Agent, the Forward Seller and the Forward Purchaser as follows, in addition to any other covenants and agreements made elsewhere in this Agreement:
(bq)Exchange Act Compliance. During the Agency Period, the Company shall (i) file, on a timely basis, with the Commission all reports and documents required to be filed under Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act; and (ii) either (A) include in its quarterly reports on Form 10-Q and its annual reports on Form 10-K, a summary detailing, for the relevant reporting period, (1) the number of Shares sold through the Agent, the Forward Seller, the Forward Purchase and any Alternative Agent pursuant to this Agreement or an Alternative Agreement and (2) the net proceeds received by the Company from such sales or (B) prepare a prospectus supplement containing, or include in such other filing permitted by the Securities Act or Exchange Act (each an “Interim Prospectus Supplement”), such summary information and, at least once a quarter and subject to this Section 4, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rule 430B under the Securities Act)).
(br)Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Agent, the Forward Seller and the Forward Purchaser in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement, any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus, any Free Writing Prospectus; (iii) of the time and date that any post-effective amendment to the Registration Statement or any Rule 462(b) Registration Statement becomes effective; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus or of any order preventing or suspending the use of any Free Writing Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b) and Rule 433, as applicable, under the Securities Act and will use its reasonable efforts to confirm

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that any filings made by the Company under such Rule 424(b) or Rule 433 were received in a timely manner by the Commission.
(bs)Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Agent, the Forward Seller or the Forward Purchaser or counsel for the Agent, the Forward Seller or the Forward Purchaser it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, including the Securities Act, the Company agrees (subject to Section 4(d) and 4(f)) to promptly prepare, file with the Commission and furnish at its own expense to the Agent, the Forward Seller or the Forward Purchaser, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act. Neither the Agent’s, the Forward Seller’s or the Forward Purchaser’s consent to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Sections 4(d) and 4(f).
(bt)Agent’s Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus (excluding any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Agent, the Forward Seller and the Forward Purchaser for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement without the Agent’s, the Forward Seller’s or the Forward Purchaser’s prior consent, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
(bu)Use of Free Writing Prospectus. Neither the Company on the one hand nor the Agent, Forward Seller, and Forward Purchaser on the other hand, has prepared, used, referred to or distributed, or will prepare, use, refer to or distribute, without the other party’s prior written consent, any “written communication” that constitutes a “free writing prospectus” as such terms are defined in Rule 405 under the Securities Act with respect to the offering contemplated by this Agreement (any such free writing prospectus being referred to herein as a “Free Writing Prospectus”).
(bv)Free Writing Prospectuses. The Company shall furnish to the Agent, the Forward Seller and the Forward Purchaser for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed Free Writing Prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Company and the Company shall not file, use or refer to any proposed Free Writing Prospectus or any amendment or supplement thereto without the Agent’s, the Forward Seller’s and the Forward Purchaser’s consent. The Company shall furnish to the Agent, the Forward Seller and the Forward Purchaser, without charge, as many copies of any Free Writing Prospectus prepared by or on behalf of, or used by the Company, as the Agent, the Forward Seller or the Forward Purchaser may reasonably request. If at any time when a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares (but in any event if at any time through and including the date of this Agreement) there occurred or occurs an event or development as a result of which any Free

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Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company shall promptly amend or supplement such Free Writing Prospectus to eliminate or correct such conflict or so that the statements in such Free Writing Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such subsequent time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such Free Writing Prospectus, the Company shall furnish to the Agent, the Forward Seller and the Forward Purchaser for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented Free Writing Prospectus and the Company shall not file, use or refer to any such amended or supplemented Free Writing Prospectus without the Agent’s, the Forward Seller’s and the Forward Purchaser’s consent.
(bw)Filing of Agent Free Writing Prospectuses. The Company shall not to take any action that would result in the Agent or the Forward Seller or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a Free Writing Prospectus prepared by or on behalf of the Agent or the Forward Seller that the Agent or the Forward Seller otherwise would not have been required to file thereunder.
(bx)Copies of Registration Statement and Prospectus. After the date of this Agreement through the last time that a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares, the Company agrees to furnish the Agent, the Forward Seller and the Forward Purchaser with copies (which may be electronic copies) of the Registration Statement and each amendment thereto, and with copies of the Prospectus and each amendment or supplement thereto in the form in which it is filed with the Commission pursuant to the Securities Act or Rule 424(b) under the Securities Act, both in such quantities as the Agent, the Forward Seller or the Forward Purchaser may reasonably request from time to time; and, if the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction at any time on or prior to the applicable Settlement Date for any period set forth in an Issuance Notice in connection with the offering or sale of the Shares or Forward Hedge Shares and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Agent, the Forward Seller and the Forward Purchaser and to request that the Agent, the Forward Seller and the Forward Purchaser suspend offers to sell Shares and Forward Hedge Shares (and, if so notified, the Agent, the Forward Seller and the Forward Purchaser shall cease such offers as soon as practicable); and if the Company decides to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to advise the Agent, the Forward Seller and the Forward Purchaser promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period the Agent, the Forward Seller and the Forward Purchaser is required to deliver a prospectus in respect of transactions in the Shares or the Forward Hedge Shares, the Company shall promptly prepare and file with the Commission such an amendment or supplement.

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(by)Blue Sky Compliance. The Company shall cooperate with the Agent and the Forward Seller and their counsel to qualify or register the Shares or Forward Hedge Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Agent or Forward Seller, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Agent and Forward Seller promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof as soon as practicable.
(bz)Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Agent, the Forward Seller and the Forward Purchaser an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.
(ca)Listing; Reservation of Shares. (a) The Company will maintain the listing of the Shares, including Shares issued and delivered by the Company in settlement of any Forward Contract, on the Principal Market; and (b) the Company will reserve and keep available at all times, free of preemptive rights, Common Shares for the purpose of enabling the Company to satisfy its obligations under this Agreement, including, with respect to any Forward, Common Shares at least equal to the Capped Number.
(cb)Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.
(cc)Due Diligence. During the term of this Agreement, the Company will reasonably cooperate with any reasonable due diligence review conducted by the Agent, the Forward Seller and the Forward Purchaser in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during normal business hours and at the Company’s principal offices, as the Agent, the Forward Seller or the Forward Purchaser may reasonably request from time to time.
(cd)Representations and Warranties. The Company acknowledges that each delivery of an Issuance Notice and each delivery of Shares on a Settlement Date shall be deemed to be (i) an affirmation to the Agent, the Forward Seller and the Forward Purchaser that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such Issuance Notice or of such Settlement Date, as the case may be, as though made at and as of each such date, except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto); and (ii) an undertaking that the Company will advise the Agent, the Forward Seller and the Forward Purchaser if any of such representations and warranties will not be true and correct as of the Settlement Date for the Shares relating to such Issuance Notice, as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

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(ce)Deliverables at Triggering Event Dates; Certificates. The Company agrees that on or prior to the date of the first Issuance Notice and, during the term of this Agreement after the date of the first Issuance Notice, upon:
(xiv)the filing of the Prospectus or the amendment or supplement of any Registration Statement or Prospectus (other than a prospectus supplement relating solely to an offering of securities other than the Shares or a prospectus filed pursuant to Section 4(a)(ii)(B)), by means of a post-effective amendment, sticker or supplement, but not by means of incorporation of documents by reference into the Registration Statement or Prospectus;
(xv)the filing with the Commission of an annual report on Form 10-K or a quarterly report on Form 10-Q (including any Form 10-K/A or Form 10-Q/A containing amended financial information or a material amendment to the previously filed annual report on Form 10-K or quarterly report on Form 10-Q), in each case, of the Company; or
(xvi)the filing with the Commission of a current report on Form 8-K of the Company containing amended financial information (other than information “furnished” pursuant to Item 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) that is material to the offering of securities of the Company in the Agent’s, Forward Seller’s and Forward Purchaser’s reasonable discretion; (any such event, a “Triggering Event Date”), the Transaction Entities shall furnish the Agent, the Forward Seller and the Forward Purchaser (but in the case of clause (C) above only if the Agent, the Forward Seller or the Forward Purchaser reasonably determines that the information contained in such current report on Form 8-K of the Company is material) with a certificate of the Chief Executive Officer of the Company, the President and Treasurer of the Company and/or the Chief Financial Officer of the Company and the General Partner of the Operating Partnership as of the Triggering Event Date, in the form and substance satisfactory to the Agent and its counsel, substantially similar to the form previously provided to the Agent, the Forward Seller and the Forward Purchaser and their counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented, (A) confirming that the representations and warranties of the Company and the Operating Partnership contained in this Agreement are true and correct, (B) that the Company and the Operating Partnership have performed all of their obligations hereunder to be performed on or prior to the date of such certificate and as to the matters set forth in Section 5(a)(iii) hereof, and (C) containing any other certification that the Agent, the Forward Seller or the Forward Purchaser shall reasonably request. The requirement to provide a certificate under this Section 4(o) shall be waived for any Triggering Event Date occurring at a time when no Issuance Notice is pending or a suspension is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers an Issuance Notice hereunder or under any Alternative Agreement (which for such calendar quarter shall be considered a Triggering Event Date) and the next occurring Triggering Event Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Triggering Event Date when a suspension was in effect and did not provide the Agent, the Forward Seller and the Forward Purchaser with a certificate under this Section 4(o), then before the Company delivers the instructions for the sale of Shares or the Agent, the Forward Seller or any Alternative Agent sells any Shares pursuant to such instructions, the Company shall provide the Agent, the Forward Seller and the Forward Purchaser with a certificate in conformity with this Section 4(o) dated as of the date that the instructions for the sale of Shares or Forward Hedge Shares are issued.
(cf)Legal Opinions. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(o) for which no waiver is applicable and excluding the date of this Agreement, the Company shall cause to be furnished to the Agent, the Forward Seller and

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the Forward Purchaser a (i) negative assurance letter and the written legal opinion of Hunton Andrews Kurth LLP, counsel for the Transaction Entities, (ii) written legal opinion of Venable LLP, as special counsel for the Company and (iii) written tax opinion of Hunton Andrews Kurth LLP, counsel for the Transaction Entities, each dated the date of delivery, in form and substance reasonably satisfactory to Agent, the Forward Seller and the Forward Purchaser and their counsel, substantially similar to the form previously provided to the Agent, the Forward Seller and the Forward Purchaser and their counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented. In lieu of such opinions for subsequent periodic filings, in the discretion of the Agent, the Company may furnish a reliance letter from such counsel to the Agent, the Forward Seller and the Forward Purchaser permitting the Agent, the Forward Seller and the Forward Purchaser to rely on a previously delivered opinion letter, modified as appropriate for any passage of time or Triggering Event Date (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such Triggering Event Date).
(cg)Comfort Letter. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(o) for which no waiver is applicable and excluding the date of this Agreement, the Company (a) shall cause BDO USA LLP, the independent registered public accounting firm who has audited the financial statements included or incorporated by reference in the Registration Statement to furnish the Agent, the Forward Seller and the Forward Purchaser a comfort letter, dated the date of delivery, in form and substance reasonably satisfactory to the Agent, the Forward Seller and the Forward Purchaser and their counsel, substantially similar to the form previously provided to the Agent, the Forward Seller and the Forward Purchaser and their counsel; provided, however, that any such comfort letter will only be required on the Triggering Event Date specified to the extent that it contains financial statements filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into a Prospectus and (b) shall cause any accounting firm that has audited any financial statements with respect to real estate operations acquired or to be acquired prepared in accordance with Rule 3-14 of Regulation S-X (“3-14 Financial Statements”) included, or incorporated by reference in, the Registration Statement and the Prospectus, to furnish the Agent, the Forward Seller and the Forward Purchaser (a “3-14 Comfort Letter”), dated the date of delivery, in form and substance reasonably satisfactory to the Agent, the Forward Seller and the Forward Purchaser and their counsel, substantially similar to the form previously provided to the Agent, the Forward Seller and the Forward Purchaser and their counsel; provided, however, that no such 3-14 Comfort Letter shall be required to be delivered with respect to any 3-14 Financial Statements prepared for the Company’s acquired real estate operations that have been consolidated by the Company for all of the years for which audited financial statements are included in the Company’s most recent annual report on Form 10-K. If requested by the Agent, the Forward Seller or the Forward Purchaser, the Company shall also cause a comfort letter to be furnished to the Agent, the Forward Seller and the Forward Purchaser on or prior to the date of occurrence of any material transaction or event requiring the filing of a current report on Form 8-K containing material amended financial information of the Company, including the restatement of the Company’s financial statements.
(ch)Secretary’s Certificate. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date, the Company and the Operating Partnership shall each furnish the Agent, the Forward Seller and the Forward Purchaser a certificate executed by the secretary of such entity, signing in such capacity, dated the date of delivery (i) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Company’s Board authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Shares pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate, (ii) certifying and attesting to the office, incumbency, due authority and

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specimen signatures of each Person who executed this Agreement for or on behalf of the Company or Operating Partnership, and (iii) containing any other certification that the Agent shall reasonably request.
(ci)Principal Financial Officer Certificate. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date, if reasonably requested by the Agent, the Company and the Operating Partnership shall each furnish the Agent, the Forward Seller and the Forward Purchaser a certificate of the principal financial officer of the Company in in form and substance reasonably satisfactory to the Agent, the Forward Seller and the Forward Purchaser.
(cj)Own Account of the Agent, the Forward Seller and the Forward Purchaser; Clients’ Account. The Company consents to the Agent, the Forward Seller and the Forward Purchaser trading, in compliance with applicable law, in the Common Shares for the their own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.
(ck)Investment Limitation. The Company and the Operating Partnership shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.
(cl)Qualification and Taxation as a REIT. The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2022 and thereafter will use its best efforts to continue to qualify for taxation as a REIT under the Code, unless the Board determines that it is no longer in the best interests of the Company to qualify as REIT.
(cm)Market Activities. Neither the Company nor the Operating Partnership will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Shares or otherwise, and the Company will, and shall use its best efforts to cause each of its affiliates to, comply with all applicable provisions of Regulation M. If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Agent, the Forward Seller or the Forward Purchaser (or, if later, at the time stated in the notice), the Company will, and shall use its best efforts to cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply. The Company shall promptly notify the Agent, the Forward Seller and the Forward Purchaser if it no longer meets the requirements set forth in Section (d) of Rule 102.
(cn)Notice of Other Sale. Without the written consent of the Agent, the Forward Seller and the Forward Purchaser, neither the Company nor the Operating Partnership will, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares or securities convertible into or exchangeable for Common Shares (other than Shares hereunder and under any Alternative Agreement), warrants or any rights to purchase or acquire Common Shares, during the period beginning on the third Trading Day immediately prior to the date on which any Issuance Notice is delivered to the Agent or the Forward Seller hereunder and ending on the third Trading Day immediately following the Settlement Date with respect to Shares sold pursuant to such Issuance Notice; provided, however, that such restriction will not be required in connection with the Company’s (i) issuance or sale of Common Shares, options to purchase Common Shares or Common Shares issuable upon the exercise of options or other equity awards pursuant to any employee or director share option, incentive or benefit plan, share purchase or ownership plan, long-term incentive plan,

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dividend reinvestment plan, inducement award under Nasdaq rules or other compensation plan of the Company or its subsidiaries, as in effect on the date of this Agreement, (ii) issuance or sale of Common Shares issuable upon exchange, conversion or redemption of securities or the exercise or vesting of warrants, options or other equity awards outstanding at the date of this Agreement, (iii) issuance or sale of Common Shares or securities convertible into or exchangeable for Common Shares as consideration for mergers, acquisitions, other business combinations, joint ventures or strategic alliances occurring after the date of this Agreement which are not used for capital raising purposes and (iv) modification of any outstanding options, warrants of any rights to purchase or acquire Common Shares.
(co)Emerging Growth Company Status. During the Agency Period, the Company agrees to notify the Agent as soon as practicable upon the Company ceasing to be an Emerging Growth Company.
SECTION 5.CONDITIONS TO DELIVERY OF ISSUANCE NOTICES AND TO SETTLEMENT
(cp)Conditions Precedent to the Right of the Company to Deliver an Issuance Notice and the Obligation of the Agent, the Forward Seller and Forward Purchaser. The right of the Company to deliver an Issuance Notice hereunder is subject to the satisfaction, on the date of delivery of such Issuance Notice, and the obligation of the Agent and Forward Seller to use their commercially reasonable efforts to place Shares and Forward Hedge Shares and the obligations of the Forward Purchaser hereunder with respect to the borrowing of Forward Hedge Shares in connection with an Issuance during the applicable period set forth in the Issuance Notice is subject to the satisfaction, on each Trading Day during the applicable period set forth in the Issuance, of each of the following conditions:
(i)Accuracy of Representations and Warranties; Performance by the Company and Operating Partnership. The Company and Operating Partnership shall have delivered the certificate required to be delivered pursuant to Section 4(o) on or before the date on which delivery of such certificate is required pursuant to Section 4(o). The Company and Operating Partnership shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such date, including, but not limited to, the covenants contained in Section 4(p), Section 4(q) and Section 4(r).
(ii)No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.
(iii)Material Adverse Changes. Except as disclosed in the Prospectus and the Time of Sale Information (a) in the judgment of the Agent there shall not have occurred any Material Adverse Effect; and (b) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.

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(iv)No Suspension of Trading in or Delisting of Common Shares; Other Events. The trading of the Common Shares (including without limitation the Shares) shall not have been suspended by the Commission, the Principal Market or FINRA and the Common Shares (including without limitation the Shares) shall have been approved for listing or quotation on and shall not have been delisted from The Nasdaq Stock Market, the New York Stock Exchange or any of their constituent markets. There shall not have occurred (and be continuing in the case of occurrences under clauses (i) and (ii) below) any of the following: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Principal Market or trading in securities generally on either the Principal Market shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York, authorities; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Agent, the Forward Seller or the Forward Purchaser is material and adverse and makes it impracticable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities.
(v)Effectiveness of Master Forward Confirmation. In respect of any Issuance Notice delivered in respect of any Forward, the Master Forward Confirmation shall be in full force and effect.
(cq)Documents Required to be Delivered on each Issuance Notice Date. The Agent’s and Forward Seller’s obligations to use their commercially reasonable efforts to place Shares hereunder, and the obligations of the Forward Purchaser hereunder with respect to the borrowing of Forward Hedge Shares in connection with an Issuance, shall additionally be conditioned upon the delivery to the Agent, the Forward Seller and Forward Purchaser on or before the Issuance Notice Date of a certificate in form and substance reasonably satisfactory to the Agent, the Forward Seller and Forward Purchaser executed by the Chief Executive Officer of the Company, the President and Treasurer of the Company or the Chief Financial Officer of the Company and the General Partner of the Operating Partnership, to the effect that all conditions to the delivery of such Issuance Notice shall have been satisfied as at the date of such certificate (which certificate shall not be required if the foregoing representations shall be set forth in the Issuance Notice).
(cr)No Misstatement or Material Omission. The Agent, the Forward Seller or Forward Purchaser shall not have advised the Company that the Prospectus and the Time of Sale Information, or any amendment or supplement thereto, contains an untrue statement of fact that in the reasonable opinion of the Agent, the Forward Seller or the Forward Purchaser is material, or omits to state a fact that in the reasonable opinion of the Agent, the Forward Seller or the Forward Purchaser is material and is required to be stated therein or is necessary to make the statements therein not misleading.
(cs)Agent Counsel Legal Opinion. The Agent, Forward Seller and Forward Purchaser shall have received from Cooley LLP, counsel for Agent, the Forward Seller and the Forward Purchaser, such opinion or opinions and negative assurances letters, on or before the date on which the delivery of the Company counsel legal opinion is required pursuant to Section 4(p), with respect to such matters as the Agent, Forward Seller and Forward Purchaser may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.
SECTION 6.INDEMNIFICATION AND CONTRIBUTION

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(ct)Indemnification of the Agent, Forward Seller and Forward Purchaser. The Transaction Entities, jointly and severally, will indemnify and hold harmless the Agent, the Forward Seller and the Forward Purchaser, each of their respective partners, members, directors, officers, employees, affiliates and each person, if any, who controls within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, a “Controlling Person”) the Agent, the Forward Seller or the Forward Purchaser (each, an “Agent Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Agent Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act as of any time, any Free Writing Prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Agent Indemnified Party for any legal or other expenses reasonably incurred by such Agent Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Agent Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Transaction Entities will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Transaction Entities by the Agents, the Forward Seller and the Forward Purchaser specifically for use therein, it being understood and agreed that the only such information furnished by the Agent, the Forward Seller and the Forward Purchaser to the Transaction Entities consists of the Agent’s, the Forward Seller’s and the Forward Purchaser’s name on the cover of the Prospectus and the information set forth in first sentence of 7th paragraph under the caption “Plan of Distribution” in the Prospectus (the “Agent Information”).
(cu)Indemnification of the Transaction Entities. The Agent, the Forward Seller and the Forward Purchaser severally but not jointly will indemnify and hold harmless the Transaction Entities, the Company’s directors and each person, if any, who signs a registration statement and each Controlling Person (each, a “Company Indemnified Party”), against any losses, claims, damages or liabilities to which the Company Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act as of any time, any Free Writing Prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Agent, the Forward Seller and the Forward Purchaser specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Company Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or

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omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by the Agent, the Forward Seller and the Forward Purchaser consists of Agent Information.
(cv)Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action against such indemnified party, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsections (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsections (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsections (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6(c) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them.
(cw)Settlements. The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request; and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

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(cx)Contribution. If the indemnification provided for in this Section 6 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities, on the one hand, and the Agent, the Forward Seller and the Forward Purchaser, on the other hand, from the offering of the Shares pursuant to this Agreement; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transaction Entities, on the one hand, and the Agent, the Forward Seller and the Forward Purchaser, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Transaction Entities, on the one hand, and the Agent, the Forward Seller and the Forward Purchaser, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions (a) in the case of the Company, (x) the total net proceeds from the offering of the Shares (before deducting expenses) received by the Transaction Entities bear to the aggregated Sales Price of the Shares, or (y) the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Price for such Forward (the “Net Forward Proceeds”), bears to the sum of the Net Forward Proceeds and the Actual Forward Commission (as defined below) (such sum, the “Gross Forward Amount”), (b) in the case of the Agent, the total commissions received by the Agent bear to the aggregate Sales Price of the Shares, (c) in the case of the Forward Seller, the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Selling Commission for such Forward (the “Actual Forward Commission”), bear to the Gross Forward Amount, and (d) in the case of the Forward Purchaser, the aggregate net Spread (as such term is defined in the related Forward Contract for each Forward and net of any related stock borrow costs or other costs or expenses actually incurred) for each Forward executed in connection with this Agreement bears to the Gross Forward Amount. The relative fault of the Transaction Entities, on the one hand, and the Agent, the Forward Seller and the Forward Purchaser on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities, on the one hand, or the Agent, the Forward Seller and the Forward Purchaser on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 6(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 6(e); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6(c) for purposes of indemnification.

The Transaction Entities and the Agent, the Forward Seller and the Forward Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(e).

Notwithstanding the provisions of this Section 6(e), the Agent, the Forward Seller and the Forward Purchaser shall not be required to contribute any amount in excess of the agent fees received by the Agent, the Forward Seller and the Forward Purchaser, as applicable, in

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connection with the offering contemplated hereby. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(e), each Agent Indemnified Party shall have the same rights to contribution as the Agent, and each Company Indemnified Party shall have the same rights to contribution as the Company.

SECTION 7.TERMINATION & SURVIVAL
(cy)Term. Subject to the provisions of this Section 7, the term of this Agreement shall continue from the date of this Agreement until the end of the Agency Period, unless earlier terminated by the parties to this Agreement pursuant to this Section 7.
(cz)Termination; Survival Following Termination.
(i)Either party may terminate this Agreement prior to the end of the Agency Period upon five (5) Trading Days’ notice to the other party, by giving written notice as required by this Agreement; provided that, (A) if the Company terminates this Agreement after the Agent or Forward Seller confirms to the Company any sale of Shares, the Company shall remain obligated to comply with Section 3(b)(ix) or (x) with respect to such Shares and (B) Section 2, Section 6, Section 7 and Section 8 shall survive termination of this Agreement. If termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall nevertheless settle in accordance with the terms of this Agreement. If termination shall occur prior to the Settlement Date for any sale of Shares or Forward Hedge Settlement Date for the sale of any Forward Hedge Shares, such sale shall nevertheless settle in accordance with the terms of this Agreement.
(ii)In addition to the survival provision of Section 7(b)(i), the respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Agent, the Forward Seller, and the Forward Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Agent, the Forward Seller, and the Forward Purchaser or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.
SECTION 8.MISCELLANEOUS
(a)Press Releases and Disclosure. The Company may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the date of this Agreement, and may file with the Commission a Current Report on Form 8-K, with this Agreement attached as an exhibit thereto, describing the material terms of the transactions contemplated hereby, and the Company shall consult with the Agent, the Forward Seller and the Forward Purchaser prior to making such disclosures, and the parties hereto shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties hereto. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party hereto, except as may be necessary or appropriate in the reasonable opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties hereto.

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(b)No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) the transactions contemplated by this Agreement, including the determination of any fees, are arm’s-length commercial transactions between the Company and the Agent, the Forward Seller and the Forward Purchaser, (ii) when acting as a principal under this Agreement, the Agent is and has been acting solely as a principal is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (iii) the Agent, the Forward Seller and the Forward Purchaser have not assumed nor will assume an advisory or fiduciary responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Agent, the Forward Seller or the Forward Purchaser has advised or is currently advising the Company on other matters) and the Agent, the Forward Seller and the Forward Purchaser do not have any obligation to the Company with respect to the transactions contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Agent, the Forward Seller and the Forward Purchaser and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Agent, the Forward Seller and the Forward Purchaser have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
(c)Research Analyst Independence. The Company acknowledges that the research analysts and research departments of the Agent, the Forward Seller and Forward Purchaser are required to and should be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and as such research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company or the offering that differ from the views of their respective investment banking divisions. The Company understands that the Agent, the Forward Seller and Forward Purchaser are full service securities firms and as such from time to time, subject to applicable securities laws, may effect transactions for their own account or the account of their customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
(d)Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:
If to the Agent, Forward Seller or Forward Purchaser:
[●]
with a copy (which shall not constitute notice) to:
Cooley LLP
110 N. Wacker Drive
Suite 4200
Chicago, IL 60606Attention: Christina T. Roupas
If to the Company:
Postal Realty Trust, Inc.
75 Columbia Avenue
Cedarhurst, NY 11516
Attention: Andrew Spodek
with a copy (which shall not constitute notice) to:

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Hunton Andrews Kurth LLP
600 Travis Street
Suite 4200
Houston, TX 77002
Attention: James V. Davidson
Any party hereto may change the address for receipt of communications by giving written notice to the others in accordance with this Section 8(d).
(e)Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 6, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from the Agent merely by reason of such purchase.
(f)Partial Unenforceability. The invalidity or unenforceability of any Article, Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Article, Section, paragraph or provision hereof. If any Article, Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
(g)Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
(h)Trial by Jury. Each of the Transaction Entities (on its behalf and, to the extent permitted by applicable law, on behalf of its respective stockholders and Affiliates) and the Agent, Forward Seller and Forward Purchaser hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
(i)General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and may be delivered by facsimile or by electronic delivery of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com). This Agreement may not be amended or modified unless in writing by

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all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Article and Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
[Signature Page Immediately Follows]

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours, POSTAL REALTY TRUST, INC. By: Name: Title: POSTAL REALTY LP By: Name: Title:
The foregoing Agreement is hereby confirmed and accepted by the Agent, the Forward Seller and Forward Purchaser in New York, New York as of the date first above written.
[BANK]
By:
Name:
Title:

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EXHIBIT A
ISSUANCE NOTICE
[Date]
[BANK]
[ADDRESS]
[ADDRESS]
Attn: [__________]
Reference is made to the Open Market Sale Agreement among Postal Realty Trust, Inc. (the “Company”), Postal Realty LP and [BANK] in its capacity as, (i) purchaser under any Forward Contract (the “Forward Purchaser”), (ii) agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (the “Forward Seller”) and (iii) agent for the Company and/or principal in connection with the offering and sale of any Common Shares of the Company (the “Agent”) dated as of November 4, 2022. Capitalized terms used in this Issuance Notice without definition shall have the respective definitions ascribed to them in the Agreement. This Issuance Notice relates to [an “Issuance”] [a “Forward”] The Company confirms that all conditions to the delivery of this Issuance Notice are satisfied as of the date hereof.

The Company represents and warrants that each representation, warranty, covenant and other agreement of the Company contained in the Agreement [and any Master Forward Confirmation] is true and correct on the date hereof, and that the Prospectus, including the documents incorporated by reference therein, and any applicable Issuer Free Writing Prospectus, as of the date hereof, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Number of Days in [Issuance] [Forward Hedge] Selling Period:	$	[●]
First Date of [Issuance] [Forward Hedge] Selling Period:	[●]
Maximum Number of Shares to be Sold:	[●]
[Issuance] [Forward Hedge] Amount:	$	[●]
Floor Price (Adjustable by Company during the [Issuance] [Forward Hedge] Selling Period, and in no event less than $1.00 per share):	$	[●]	per share
[[Forward Hedge Selling Commission Rate (not to exceed 2%)]:		[●]	%

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Forward Price Reduction Date	Forward Price Reduction Amounts
[●]	$[●]
[●]	$[●]
[●]	$[●]
[●]	$[●]

Spread:	[●] basis points
Initial Stock Loan Rate:	[●] basis points
Maximum Stock Loan Rate:	[●] basis points
Regular Dividend Amounts Per Calendar Quarter:	$[●]
Maturity Date:	[●]
Floor Price (Adjustable by Company during the [Issuance] [Forward Hedge] Selling Period:	$[●] per share

Comments:

By:
Name:
Title:

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EXHIBIT B

Form of Master Forward Confirmation

[See attached]

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Schedule A
Notice Parties
The Company
Andrew Spodek, Chief Executive Officer (aspodek@postalrealty.com)
Jeremy Garber, President, Treasurer and Secretary (jgarber@postalrealty.com)
Robert Klein, Chief Financial Officer (rklein@postalrealty.com)

The Agent
[●]

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